Exhibit 99.1

ZIVO Bioscience, INC.

OCTOBER 14, 2014

PRESIDENT’S REPORT TO SHAREHOLDERS

Good morning and thanks to those of you here in person, and to those on the call-in line. I’d also like to welcome our board of directors, staff and consultants in attendance or online today. My name is Andrew Dahl, and I currently serve as president and chief executive officer of ZIVO Bioscience, a fully-reporting OTC listed company.

In the eight months since our last shareholder meeting, the Company has focused almost exclusively on dairy cow applications for our algal biomass, its extracts and the high-value bioactive compounds contained within. As most of you may know, at the last shareholder meeting held in October of 2014, we were in the midst of assembling results from our dairy cow mastitis pilot study, conducted jointly with Zoetis, and we were able to share only preliminary information at that time.

For those of you newly introduced to ZIVO and its research focus, mastitis is an inflammation of the udder that impacts milk production and is responsible for nearly $3 billion in annual losses to US dairy producers and billions more worldwide. In order to have a marketable license or to sell our IP for a particular use, we must fully validate that particular use. In our case, that means developing and implementing rigorous pre-clinical studies and pre-GLP (Good Laboratory Practices) tests to substantiate any claims made. Therefore, our primary activity is creating and executing these scientific studies to build a dataset of compelling, irrefutable results around a single application, in this case, a feed ingredient for dairy cows. Each single application requires its own dataset, filings with appropriate regulatory agencies and related backup. It is only when we have this complete package in hand that we have something to license. Any setbacks in the research itself or in funding that research, delays our ability to offer a license.

As stated in our last shareholder meeting, the preliminary early results of the pilot mastitis study appeared to be quite remarkable, and since that time, as more analysis has taken place, that characterization still stands.

In late December of 2014, we met with Zoetis scientists in Kalamazoo, Michigan, along with the principal investigator from Dairy Experts who conducted the pilot mastitis study at an agricultural research facility in Tulare County, California, to discuss the results in detail and propose next steps.

I’d like to share the highlights of what we presented in December, and also additional analysis of the same study results that we conducted in February and March of this year, which yielded some additional and very valuable insights.

The study involved inoculating healthy cows with mycoplasma bovis, a strain of bacteria resistant to antibiotics and quick to cause mastitis, or inflammation of the udder, which severely affects milk quality and production. One group received no treatments at all, while the other three groups received our algal extracts in several forms.

The graphs and charts presented today are excerpted from a confidential study report, but the most important findings have been made public in whole or in part previously. We begin with the milk appearance scores, which again are quite remarkable because these cows had been infected with mycoplasma bovis. In fact, the untreated group deteriorated so quickly that researchers were not able to even obtain milk samples in the last days of the study, while the groups provided our algal extracts did considerably better.

As you can see, milk appearance, especially for the intra-mammary group, was significantly improved over the NO TX, or untreated group. And as the study drew to a close, the untreated group could not even produce milk consistently for sampling, resulting in 43 missing samples as compared to 11 for intra-mammary and 15 for oral.

Also, mycoplasma growth, in terms of colony forming units, was also impacted by our algal product. That certainly got everyone’s attention. But, what we uncovered from re-analysis of the study data in February and March was equally intriguing: The other infective pathogens responsible for bovine mastitis, which are always present, but not necessarily active, include staph, strep and e.coli. We found that these aerobic bacteria were also impacted by the introduction of our algal product in all its forms. This was another remarkable find, and I’ll explain further what this means to ZIVO.

For those of you unfamiliar with the option/collaboration agreement entered into with global animal health company Zoetis, ZIVO and Zoetis executed an agreement to collaborate on a bovine research study that would result in an option or licensing opportunity provided the results were satisfactory and both parties met the terms of the agreement. Central to the agreement was the data collected from four different infectious pathogens, as well as negative controls, to be collected in a large and very expensive primary study that would follow the pilot study. Those four pathogens included mycoplasma bovis, strep, staph and e.coli – the four most common causes of mastitis.

We deliberately chose mycoplasma for the pilot study because it was the toughest. It’s incurable by commonplace treatments and it almost always results in the death of the animal. Any impact that our algal product makes on this deadly pathogen, in any form, would be notable.

When we presented our results to Zoetis scientists in late December of 2014, the results were compelling enough that we all agreed that we wouldn’t need to conduct the large, primary study as described in the option collaboration agreement, but rather just two groups infected with staph, plus positive and negative control groups, just to make sure that our immune-boosting properties weren’t specific to just mycoplasma, not that that would be a bad thing. Staph is a very common cause for mastitis and it can be treated with traditional antibiotics. But, in December of 2013, the FDA issued guidelines proscribing the use of wide-spectrum antibiotics in dairy cattle, which we presume may have prompted Zoetis to option our product in the first place. The FDA and the USDA continue to clamp down on antibiotic use in animals whose flesh or milk will be ingested by humans, which of course can be a great opportunity for ZIVO on several fronts.

Also, we now have a valuable product that organic dairy farmers can use, as most don’t allow any antibiotics in their operations. That leaves dairy cows at high risk, reduces potential milk output, and of course, raises the price of organic milk.

Given our success with aerobic bacteria in the pilot study, we’re confident that these two groups will do well, and we can sit down with our development partner and start negotiating an option at the close of the abbreviated primary study. Timing is dependent on available resources. We’ve spent the better part of this year accumulating the necessary capital to conduct this study and place us in a position to negotiate the option. Part of our deliverables also includes a more thorough characterization of the bioactives, including a comprehensive data review, which we put on hold early last fall due to resource constraints. Much like last year, the funding environment for our firm represents some unique challenges that we continue to address head-on. And, as I’ve stated before, research, product development and marketing moves forward at the pace of available funding.

But, that doesn’t necessarily prevent us from moving forward with business development and partnering efforts. If you’ve visited the ZIVO website or listened in on a few of our online webinars, you may know that we are moving forward with producers and working to transfer our proprietary algal culture from the test bed facility at Arizona State University to commercial sites.

Dr. Thomas Dempster, a research scientist at Arizona State University and the Laboratory and Testbed Manager for the Arizona Center for Algae Technology and Innovation, along with our sponsored post-doctoral fellow, Dr. Henry Gerken, have been instrumental in optimizing our proprietary strain for commercial production these last two years. Drs. Dempster and Gerken will also assist us in the transfer of our proprietary strain to commercial production facilities wherever they may be. They will continue to work with us to speed up production, increase the yield, troubleshoot commercial operations and maintain the genetic integrity of our proprietary strain.

Just last week, we signed a Letter of Intent with a USDA-licensed commercial producer based in Florida to scale up our current capacity of 4,000 liters to 120,000 liters, to be produced in a series of covered ponds. That would increase our production capacity by 30-fold. Once the contract has been fully executed, and construction begins, we’ll make additional announcements about this commercial arrangement.

We are expecting to produce hundreds of pounds of high-value biomass by mid-September of this year, optimizing the production/harvesting cycle and also getting our costs and post-processing in line – pending available funding. Our production partner has a USDA approved food processing facility on-site so that we can work on mid-stream product prep. All of this advances our product strategy and makes it all the more attractive to potential licensees and joint-venture partners.

But our goal is hundreds of tons in algal biomass. As we’ve mentioned before in last year’s shareholder meeting and various press releases, this is not something we can do ourselves. And so, we’re approaching other producers, both here and abroad, to ramp up production and drive down costs. That means looking to places like Brazil and India for large-scale but affordable freshwater algae production capacity.

Again, we will not be producing the algae ourselves. We may contract it out, we may joint venture, we may take a percentage for arranging a supply deal, but we are not in a position to handle more than the technology transfer, production oversight, quality control oversight and marketing of the algal biomass and its extracts.

In terms of both an animal feed ingredient and pet supplement, our algal biomass or extracts thereof are not a viable finished product. Algae disintegrate quickly. Algae can smell and don’t taste particularly good, even to animals. Properly dried, mixed and stabilized, however, algae are excellent performance and nutritional ingredients.

In order to create the final product, such as a bovine feed ingredient, a pet or human supplement, the algal biomass needs to be dried, agglomerated, encapsulated and extruded into a sized particle. At the same time, dried algae need to be stabilized and mixed with other ingredients to enhance flavor, scent and appearance. We don’t do that. Also, we don’t develop the finished product, which may contain our algal biomass or extracts, along with other performance or nutritional ingredients, depending on the regulations in that country. That’s for our licensee or manufacturer to determine.

Let’s use cow feed ingredients as an example. Our dried algal biomass resembles a fine, green powder. It will not mix well with the much larger, kibble-sized, or corn kernel-sized, feed ingredients on the market today. Therefore, it needs to be bulked up into a size that prevents it from settling out of the feed mix. Also, based on our pilot study results, it appears to us that when applied to cows, we need to provide some kind of encapsulation for our product so that it can make it through all four stomachs in a cow, and release only when it arrives in the small intestine.

That means we have a better chance to make our effective dose much smaller, and increase our margins and that of our licensees. Once again, we are not animal nutritionists or feed ingredient manufacturers. But we can license our algal biomass and its extracts to feed ingredient manufacturers who have that expertise in-house. And, we can work with them to launch the finished product both here and globally.

The algal biomass, the post-processing and the finished product strategy are nearly identical for pet and human dietary supplements, but with a few important differences.

I’d like you to recall an announcement early last year where we presented positive results from a canine joint tissue explant study performed at the Comparative Orthopaedics Laboratory located at the University of Missouri under the direction of Dr. Kei Kurochi.  Our isolates provided a measure of protection against inflammatory interleukins irritating joint tissues. A follow up study to determine the actual mechanism of action a few months later didn’t tell us much, but it did rule out certain mechanisms of action, which is useful in and of itself.

That tissue explant study was followed by a canine whole blood ex-vivo study that did show some positive results. But, given the difficulties encountered by the contract research organization, we decided to repeat the experiments elsewhere. When we did repeat the whole blood experiments in mid-October of 2014, and followed them up with bioassays, the results were again confounded due to technical issues at the lab.

In May of last year, we also conducted a long-term osteoarthritis study at a testing facility in Montreal. Test samples were administered orally, along with a corticosteroid positive control. Although we did see some positive trends, the results were sub-clinical, and we opted to re-do the study and compare our product to a popular canine joint health product already on the market.

We chose to compare our algal biomass, extract and isolates against a glucosamine-chondroitin mixture, emulating as closely as possible earlier studies conducted by the developers of glucosamine, especially where their product showed positive results. Unfortunately, the experimental controls did not perform as expected and we decided to repeat the study again in late September of 2014.

In the repeat study, the glucosamine-chondroitin group and the untreated, negative control group showed very much the same result. We made sure the dosage amount for the glucosamine-chondroitin group was consistent with other glucosamine-chondroitin studies, which by the way were about evenly split on whether or not there was any positive effect. I’ll let the marketers of glucosamine chondroitin supplements for canine joint health address that question.

On the other hand, our natural product test samples did show a positive effect that was about half that of an over-the-counter anti-inflammatory we used as a positive control. Please keep in mind that we tested a healthy dog food or dog treat ingredient, and not a drug – in other words, something that becomes part of a healthy diet and can be consumed over longer periods of time.

We believe we have a viable natural product to support canine joint health. But, the study design must lend itself to nutritional, not clinical endpoints, so that we can meet regulatory requirements for that specific product application, as well as nutrition requirements from natural pet food marketers. We met again with scientists employed by a potential partner to discuss our next steps in late December of 2014.

From that meeting, we established a new direction. Rather than acute injuries or goosing immune response, we’re going to conduct a longer-term study where we examine joint deterioration over time, and whether or not our nutrition product slows, stops, or possibly reverses that process, or provides relief from the condition without the health concerns of long-term anti-inflammatory drug intake. And, we’ll once more compare it to glucosamine chondroitin in its pure form, as well as an existing over-the-counter product. Here again, we need to assemble the necessary resources and capital funding to proceed.

For those of you familiar with the history of the company going back to 2012 and even earlier, we had conducted studies to determine if our product supported a healthy cholesterol balance in humans, which resulted in two published scientific papers in well-regarded scientific journals. The entire human supplement effort was put on hold 2 years ago because we simply couldn’t conduct three different lines of inquiry at the same time.

However, based on interest from other companies, we are examining whether or not it makes sense to re-establish this third line of inquiry alongside bovine and canine nutrition products, if a potential partner considers funding it directly.

And it’s with this strategy in mind and science in hand, that we approach global nutrition partners. Within a relatively  short timeframe, and again, depending upon the availability of funding, we feel we will have finally accumulated enough study data to launch a well-researched, fully-founded nutrition product that can be registered, can be produced in a licensed facility and can be processed as a finished product. And therefore, now is the time to approach potential partners and rev up business relationships as we close in on our objectives.

As I’ve mentioned previously, in order to bring our product to market, we or our licensee will be required to register the product with AAFCO – American Association of Feed Control Officers, in all 50 states as a feed ingredient if we intend to sell for consumption by livestock or companion animals. In this registration, we or our licensee provides the nutritional profile of the algal biomass, the results of toxicology, presence of heavy metals and processing by-products, and safety data from an in vivo study of the target specie, in our case, dairy cows and/or dogs.

Also, we are required to provide a cGMP or current Good Manufacturing Process protocol that describes in detail how the product is made and prepared for consumption. The facilities where the product is grown or produced must also be registered with the FDA or USDA approved, and they must follow other regulations regarding algae production established by the EPA.  In the last year,  the FDA added new Food Safety Modernization Act or FSMA regulations, which require us to account for every ingredient, additive or liquid used in production – where it came from, the background of the supplier, how it was made, etc. including the water in which the algae are grown. The water itself must be tested for purity and chemical contamination, as well.

I am asked this question frequently, so we’ll address it again: Some of our stakeholders are concerned about the time gaps between studies, results and follow-up studies. I must remind you that the Company has no internal testing facilities, no lab at our headquarters, no clinical staff or sites. Other than our exceptional director of R&D and chief medical officer, both supported internally by our administrative liaison, contract consultants, our medical advisory board and the occasional grad student, the bulk of the work is conducted by independent labs, contract research organizations, academic institutions or independent researchers. We must therefore accommodate the schedules and workloads of these institutions and individuals, coordinating their schedules and deliverables to integrate with our timing and budget parameters.

Although cumbersome to administer and schedule, this is a cost-efficient and adaptable approach, necessitated not only by the realities of available capital, but also because the Company can remain flexible in the face of changing circumstances. Unlike some other biotechs, we have not committed to a facility and a staff that’s focused on a highly specialized area of research where a change in direction caused by negative study results could also force a change in focus, which may then necessitate changes to staff, equipment and capital allocation.

And, unlike some other biotechs, we haven’t yet been forced to take on contract research on a work-for-hire basis to help pay for massive overhead and a huge lab facility, and then be placed in a position to choose between paying jobs and the original research that prompted investors to put up their money in the first place.

We’re able recruit a recognized and capable researcher in a particular field of study, make our best deal and make the best of the timeframe available. This does have the effect of drawing out the timeframe, especially if we have to repeat an experiment or re-configure something. The canine experiments I just cited are a good example. We involved at least four different contract research organizations in that research, making sure that each one was operating within its fairly narrow area of expertise, and then stopping work when we didn’t get what we wanted and contracting another resource.

This has been a very complicated process from the onset, even though we had few illusions about the difficulties that confronted us when we decided to transform ZIVO into an R&D venture. There were many interrelated, co-dependent variables that had to be ironed out, beginning with the validation of our product as a viable nutrition and supplementation product, followed by isolating active ingredients, re-developing from scratch a commercially viable production platform and so on, never losing sight of all the different uses and applications that were possible, and re-prioritizing our efforts when conditions changed or new opportunities came to the fore.

As we near product registration, marketing considerations now come into play. To that end, we applied for trademark registration of the active ingredient as “Immunalexin” – describing its function and its source. Phytoalexin is a general category of immune defense created by plants.

That brings us up to date on ZIVO’s core products. I’d like to turn our attention to WellMetris, the metabolic testing platform ZIVO acquired 18 months ago.

Because most of 2014 was devoted almost exclusively to the bovine mastitis opportunity, there was little time and money spent on moving WellMetris forward. However, 2014 did provide us the opportunity to re-think our approach, re-examine what was developed up to that point, and how to improve both the development process and the product at the same time.

Our initial efforts were focused on driving down costs, which prompted us to search for an offshore manufacturing resource and alternate manufacturing resources here in the US. But as we examined all of our options and continued to work with our resources, it became apparent that manufacturing development, and initially, pre-production and first-run production, should be conducted in the US at FDA licensed facilities or under our direct supervision if not licensed. As far as the FDA is concerned, the rules state that we are the manufacturer and assume all liabilities related to manufacture even if we don’t actual make the part in question.

Over the last 8 months since our last report to shareholders, we also re-examined the software and its adaptability to our next generation products already on the drawing board and came to the conclusion that certain portions of this large and complex architecture need to be updated and made adaptable to mobile applications. What was fine and first to market in the summer of 2013 may not be compelling to consumers in summer of 2015, especially as Apple continues to crank out new versions of its iOS mobile operating system.

The components of the data architecture that we developed with Salesforce.com and Amazon.com are still largely in place. We’ve done some preliminary load testing but the entire system, from data capture to end-user access has not been tested and won’t be until we’ve updated some of the analytic functions.

We’ve retained industrial design firm Metaphase, based in St. Louis, to work with us in refining our concepts for mitigating the “ick” factor associated with urine sample collection, handling and disposal. For those of you who haven’t followed this closely, WellMetris developed a proprietary series of urine collection devices that represent a significant step forward in making the chore of collecting a urine sample a bit more pleasant. But, we also wanted the collection device, the biohazard protection, disposal and packaging to exude quality and high perceived value.

Metaphase has been tasked with use-case development, product and packaging design, prototypes, focus groups and documentation to satisfy FDA guidelines for a Class 2 medical device. And, win some design awards along the way.

As far as the reader device is concerned, we’ll retain the current validation and demo reader device as pictured here for the foreseeable future until it’s made obsolete by our next generation reader device.

At the last shareholder meeting, we presented the next-generation mobile reader device as a solid model. In the intervening time, we made the decision that to improve the entire product range, drive down costs and enhance functionality, the Point-of-Care and the personal, mobile device, as well as a future livestock version, would utilize the same internal optics, printed circuit board and data handling, and we’ve been working diligently toward that end.

This decision will likely save us money in product development and time to market, albeit we’re holding back the point of care unit a bit to create an optics system designed to work in every iteration of the device. More importantly, it allows us to enhance the capabilities of the device by upgrading sensors and data handling to include a wider range of biofluids, namely milk, blood, serum and saliva which, when combined with some of the innovations we’re driving in assays and chemistry, potentially increases the biomarkers we can measure which would vastly expand the usefulness of this platform.

For those of you who follow this company, you’re likely aware we’re not given to hyperbole. But, miniaturizing medical testing to something inexpensive that you can hold in your hand and run a test right there in just a couple of minutes can’t help but make your imagination race.

What I’ve just described is not something in the far-off future. The printed circuit board is being designed. The optics are already in CAD. We will move forward as quickly as resources can sustain our efforts.

As we move toward product launch for the entire WellMetris platform, I’d like to advise you that we’ve just completed a run of test cartridges at a facility in Minnesota, and we’re slated to conduct another run mid-July. These first few thousand tests will be used for internal quality control, standards testing, norming and pilots for interested employers and insurers, including Trion Solutions, with whom we executed a letter of intent several months ago to test their headquarters staff before rolling out to their 12,000 contract employees.

Initially, we’re positioning the WellMetris platform as a workplace wellness assessment tool, to be used by wellness consultants, health screening companies, insurers or employers with early intervention or wellness programs, to be followed almost immediately by the personal nutrition/wellness market where we aim to be the first in-home metabolic testing platform that works with a smartphone and allows an individual to monitor their progress toward a healthy, fully optimized metabolism.

By altering diet, supplements, sleep cycles and exercise, individuals will be able to record and analyze what these changes mean to their health and long-term prospects, all in the privacy of their homes.

We’ve stated previously that this testing technology can also be applied to athletes, professional and amateur, as well as military personnel, where constant monitoring of overexertion, hydration and inflammation can help shape a conditioning regimen and help guard against overtraining and the resulting health consequences. We’re positioning this as a Gen 1.5 release and hope to make some positive announcements about it in the near future.

In the Middle East and India, diabetes is rampant. A low-cost, non-invasive, culturally acceptable screening tool for metabolic syndrome – the precursor to full-blown diabetes, can help stem the tide of this debilitating disease. In countries where access to medical labs is limited, where personal health records management is nearly impossible, our testing platform may be able to virtualize the process and fill an immense void.

In order to launch the WellMetris product line, this subsidiary requires its own funding that we estimate at $7-10 million in order to begin generating revenue. This funding level is planned to allow us to launch two products simultaneously. We have an extraordinary opportunity to be first to market. And, with the creation of a free-standing subsidiary, we believe we have a funding scenario that is attractive to outside investors, but doesn’t place current ZIVO shareholders at a disadvantage.

As many of you are aware, we have been in constant fundraising mode for the past couple of years. Although critically important, it’s not necessarily a good use of management time or that of key consultants. Notwithstanding the incredible effort by our friends at HEP Investments, especially Mr. Laith Yaldoo and the continued support provided, we’ve been actively pursuing a broader base of strategic investors, which has the potential to benefit everyone involved. And, just for the record, I want to make very clear the extraordinary funding arrangement we’ve been able to make with HEP Investments that allows us to continue moving forward. Although they hold a considerable amount of convertible debt, they have continued to invest, they have continued to roll over the older debt and they have converted to shares at the same price at which the loan was tendered on an incremental, orderly basis. There’s no discount to market and the interest rate is realistic. Having said that, we all agree that new partners, especially strategic partners, are necessary and most welcome.

In October of 2014, we set a capital funding target of $4.5 million to achieve near-term monetization events for the algal products. To date, some 8 months later, HEP Investments has been able to make available roughly $1 million of that target, as public company operating expenses continue to be incurred. We continue to do research, product development, and push forward.

As stated previously, our forward progress can be greatly accelerated with new capital. What’s changed in the last 8 months is that we’re in a position to approach global partners and begin structuring business relationships. We have enough science and product development under our control that we can present a credible picture of the opportunities before us.

Take WellMetris as an example: the science and product development team we’ve assembled has real depth and capability, and we’ve developed the product and the platform to such an extent that it can be presented and demonstrated to scientists and principals of large employers, insurers, wellness companies, and nutrition marketer with real credibility. We can ask for the order.

And ZIVO is right on the threshold, as well. As we begin the production scale-up to commercial levels in Florida, we also approach potential partners to establish a global footprint.

Yes, we would like to attract new shareholders to the Company. The successful studies, potential licenses, exciting products, a name change that aligns the company with its stated purpose – all of this helps create momentum and investor interest.

We are positioned for rapid, possibly exponential, growth. Our target customers are the largest international nutrition companies and the largest animal health companies in the world. We’re contemplating global markets for every single one of our products. And most importantly, they're returning our phone calls.

Thank you for your attention. I’d like to invite our board chair and chief financial officer, Philip Rice, back to the podium. We’ll begin taking questions shortly.

THE NEXT BIG THING

A PRESENTATION TO SHAREHOLDERS

June 23, 2015

ZIVO BIOSCIENCE

ANNUAL SHAREHOLDER MEETING

June 23, 2015
Detroit, Michigan

WELCOME

WellMetris

ZIVO BIOSCIENCE

ANNUAL SHAREHOLDER MEETING

June 23, 2015
Detroit, Michigan

WELCOME

Meeting Open

Philip M. Rice II
Chairman & Chief Financial Officer

WellMetris

ZIVO BIOSCIENCE

ANNUAL SHAREHOLDER MEETING

June 23, 2015
Detroit, Michigan

Report to Shareholders

Andrew A. Dahl
President & Chief Executive Officer

WellMetris

ZIVO BIOSCIENCE

4

SHAREHOLDER MEETING

Notice to Shareholders and Investors

This presentation and any Exhibits to it contain forward-looking statements that involve risks and uncertainties. These statements reflect the Company's future plans, objectives, expectations and intentions, and the assumptions underlying or relating to any of these statements. These statements may be identified by the use of the words "anticipate," "expect," "estimate," "intend," "believe," and similar expressions. The Company's actual results could differ materially from those discussed in these statements. Factors that could contribute to these differences include, but are not limited to, those discussed in this document.

WellMetris

ZIVO BIOSCIENCE

SHAREHOLDER MEETING

Algae Program

ZIVO Bioscience holds significant intellectual property in the form of bioactive compounds extracted from its proprietary algal cultures that promises to:

- Support healthy immune response in animals and humans
- Support joint health in animals and humans
- Promote healthy cholesterol balance in humans
- Applications in feed, food, supplements, pharma

H
H
H
H

WellMetris

ZIVO BIOSCIENCE

ALGAE PROGRAM OVERVIEW

BOVINE MASTITIS

Bovine Mastitis

ZIVO proprietary algal culture, its extracts and isolates are found to be effective as applied to bovine mastitis

In-vitro testing of primary bovine mammary epithelial cells in 3D culture at University of Wisconsin-Madison Dept. of Dairy Science indicated enhanced immune response when cells were exposed to infective pathogens responsible for bovine mastitis, 2013-2014

Dairy cow mastitis *in vivo* pilot study by independent CRO based at UC-Davis facility yielded impressive results in combatting mycoplasma *bovis* and returning milk to normal appearance scores, late 2014

Study tested 3 formulations administered in three modalities

- Intra-Mammary intubation – refined aseptic natural extract
- SQ injection – refined aseptic natural extract
- Oral – compressed, dried algal biomass re-hydrated to paste

WellMetris

ZIVO BIOSCIENCE

ALGAE PROGRAM OVERVIEW

Bovine Mastitis

Milk Appearance (End of Study)

Number of Animals
10
9
8
7
6
5
4
3
2
1
0
IMM
NO TX
SQ
ORAL
Abnormal milk
Normal milk

Missing Milk Samples

45
40
35
30
25
20
15
10
5
0

	IMM	NO TX	SQ	ORAL
Number of Samples	11	43	14	15
Number of Animals	1	6	5	3

Study Parameters

9 cows per group
8 day treatment/14 day observe
21 day overall

Modalities

IMM – Intra-Mammary Intubation
NO TX – No treatment
SQ – Subcutaneous Injection
ORAL – Oral biomass

WellMetris

ZIVO BIOSCIENCE

BOVINE MASTITIS

ALGAE PROGRAM OVERVIEW

Bovine Mastitis

Mycoplasma Growth (End of Study)
Number of Animals
10
9
8
7
6
5
4
3
2
1
0
IMM
NO TX
SQ
ORAL
Myco growth >300
Myco growth <300

BOVINE MASTITIS

ALGAE PROGRAM OVERVIEW

BOVINE MASTITIS

Bovine Mastitis

Aerobic Bacteria (#days detected)

DAYS
160
140
120
100
80
60
40
20
0
34 34 0
146 116 30
108 68 40
51 44 7
75 61 13
IMM TX
IMM UNTX
NO TX
SQ
ORAL
BAC DETECTED
BAC 1-99 cfu/ml
BAC >100 cfu/ml

Milk Scores

Coagulase negative staphylococcus

Environmental streptococcus

Escherichia coli

Bacillus spp

Mean Total Aerobic Bacteria Detected

Mean cfu/ml
600
500
400
300
200
100
0
34
375
514
81
238
IMM Treated
IMM Untreated
NO TX
SQ
ORAL

ALGAE PROGRAM OVERVIEW

BOVINE MASTITIS

Option/Collaboration Terms

Original Terms/Conditions:

- Pre-pilot (8), Pilot (32), Primary (94+)
- Four (4) pathogens
- Isolated, characterized bioactive

Amended Terms/Conditions

- Pre-pilot (8), Pilot (32), Primary (32)
- One (1) additional pathogen (staph)
- Fully characterized bioactive

New Amendment Proposed

- Option only bioactive molecule/synthetic

WellMetris

ZIVO BIOSCIENCE

ALGAE PROGRAM OVERVIEW

Partnering & Production

Business development and marketing has commenced

- AzCATI and ATP3 to provide tech transfer, oversight
- LOI signed with first contract grower
- Production capacity to increase 30-fold
- Search for additional capacity continues

WellMetris

ZIVO BIOSCIENCE

ALGAE PROGRAM OVERVIEW

Partnering & Production

Moving toward a finished product

- Algal biomass requires post-processing
- Mixed and stabilized with other performance ingredients (excipients)
- Sophisticated agglomeration and encapsulation required
- Partner with global feed producer

WellMetris

ZIVO BIOSCIENCE

ALGAE PROGRAM OVERVIEW

Canine Joint Health

UNIV MO JANUARY 2014 - IN VITRO CANINE EXPLANT TISSUE CULTURE: Prevention of IL-1beta-induced glycosaminoglycan (GAG) loss in cartilage tissue explants

Glycosaminoglycan Content in Cartilage Explant
pg/ml (mean +/- S.D.)
250
200
150
100
50
0
A (X alone)
B (X + IL-1)
C (Y alone)
D (Y + IL-1)
E (Neg control)
F (Pos control)

Mean +/- S.D. GAG content in articular cartilage explants (GAG/Dry Weight) as determined by DMMB assay. GAG in the X treated groups (A and B) was significantly higher than F (Positive Control) while GAG in the Y treated groups (C and D) was significantly lower than E (Negative Control), (P<.05)

Groups A and B treated with ZIVO compound alone and with IL-1beta respectively

WellMetris

ZIVO BIOSCIENCE

CANINE JOINT HEALTH

ALGAE PROGRAM OVERVIEW

Canine Joint Health

New direction taken in December 2014 to design and conduct study of joint degradation over time – 28 days using ACL rat elbow model vs glucosamine/chondroitin

In vivo rat acute inflammation model	In vitro whole blood assay	In vivo rat ACL chronic model
Charles River Oct '14 Nov '14	Covance Mar '14, June '14 Charles River Oct '14 Southern Research Nov '14	TBD Spring –Summer 2015 PROPOSED
Carrageenan induced paw inflammation, ZIVO vs glucosamine	PMA induced PGE2 secretion in whole blood	ACL incision
Biomass and extract produced subclinical relief of inflammation	Confounded results	Versus Glucosamine Chondroitin HC
Follow-up study showed no results for all test samples	Experiment to be re-run with new bioassays	Range of motion, force plate, histology

WellMetris

ZIVO BIOSCIENCE

CANINE JOINT HEALTH

ALGAE PROGRAM OVERVIEW

Healthy Human Cholesterol Balance

Effect of Algal Biomass and extracts on HDL- Cholesterol levels in Golden Syrian Hamsters
mg/dL
160.0
140.0
120.0
100.0
80.0
60.0
40.0
20.0
0.0
105.2
*
138.6
114.0
122.4
**
138.6
**
138.0
PW
PP
PF1
PF2
PF3
PF4

* Significantly higher ($p<0.05$) than PW (untreated group)
** Significantly higher ($p<0.01$) than PW (untreated group)

CONFIDENTIAL

HUMAN CHOLESTEROL BALANCE

ALGAE PROGRAM OVERVIEW

Healthy Human Cholesterol Balance

Effect of Algal Biomass and its extracts on Ratio of Total and HDL Cholesterol levels in Golden Syrian Hamsters
3.00
2.50
2.00
1.50
1.00
0.50
0.00
TC/HDL
2.27
1.86
2.08
2.12
1.59
1.67
**
**
PW
PP
PF1
PF2
PF3
PF4

** Significantly Lower ($p<0.01$) as compared to PW (untreated)

HUMAN CHOLESTEROL BALANCE

CONFIDENTIAL

WellMetris

ZIVO BIOSCIENCE

ALGAE PROGRAM OVERVIEW

Priorities

Animal health applications are the highest priority to ZIVO
Algal biomass and minimally processed extracts are first to validation, first to compliance, first to market

Culture
Extracts/Supernatants
Feed Ingredient
Natural IMM/Topical
Pet Supplement Ingredient
Biomass
Feed Ingredient
Pet Supplement/Ingredient

ALGAE PROGRAM

WellMetris
ZIVO BIOSCIENCE

ALGAE PROGRAM OVERVIEW

Compliance

Feed ingredient registration requirements per AAFCO guidelines continue to grow yearly as new regulations pile on

- Nutrition profile
- Toxicology, chemical and biological, including neurotoxins
- Heavy metals, processing by-products
- Safety data and Material Safety Data (MSDS)
- Approved cGMP protocols
- FDA or USDA licensing of production facilities or process
- New Food Safety Modernization Act (FSMA) regs
- Algae-specific EPA regs

WellMetris

ZIVO BIOSCIENCE

ALGAE PROGRAM

ALGAE PROGRAM OVERVIEW

ALGAE PROGRAM

R&D Strategy

Striking the right balance between capability and cost

- Minimal headquarter staff, minimal facility cap ex
- No internal labs, lab staff, study sites
- All R&D outsourced and supervised by R&D Director and CMO
- Most cost-efficient and flexible approach
- Provides flexibility and fallback
- FDA or USDA licensing of production facilities or process

WellMetris

ZIVO BIOSCIENCE

ALGAE PROGRAM OVERVIEW

Marketing Strategy

Trademark Application Filed June 15, 2015

ImmunAlexin™

WellMetris

ZIVO BIOSCIENCE

ALGAE PROGRAM

METABOLIC TESTING

WellMetris Wellness Profile

ZIVO also develops non-invasive, biofluid-based tests for human and animal applications, primarily focused on metabolic and autoimmune function

- Human Metabolic/Wellness
- Transition Cow Syndrome
- Canine Metabolic/Wellness

Wellness Profile Assessment
SUBJECT: John Doe
DATE: June 6, 2013
OXIDATIVE DAMAGE
ANTIOXIDANT CAPACITY
INFLAMMATORY STATUS
BMI (BODY MASS INDEX)

WellMetris

ZIVO BIOSCIENCE

MANAGE, PREDICT, INFLUENCE HEALTHY OUTCOMES

METABOLIC TESTING

A Price/Performance Breakthrough

- Develop inexpensive, non-invasive, flexible tests to measure metabolic indicators and other biomarkers of general health
- Apply these measures as a scientifically sound pre-clinical screening tool and health monitoring platform for health and nutrition

A Biomed/Data Convergence

- Create a biomed/data convergence platform to capture, analyze and report data for health and wellness
- Make the platform compatible with medical records, herd management and operating environments available today
- Make the entire platform inexpensive, flexible and rapidly scalable – a virtual enterprise

Collect → Analyze → Report → Archive

MANAGE, PREDICT, INFLUENCE HEALTHY OUTCOMES

CONFIDENTIAL

WellMetris ZIVO BIOSCIENCE

METABOLIC TESTING

Data Capture/Distribution – Workplace Wellness

Test results are ported to the sponsor's group management app, but is also anonymized and used to refine WellMetris algorithms and tables, building a valuable database that continuously updates all apps. WellMetris aggregates meta-data for others. All WellMetris tests are intended to function not only as in-field tests, but as components of a larger data gathering and meta-analysis architecture

Sample
Analysis
WM
Real-time display
Individual record
Group census
Internal norming database
Meta-data for trend analysis
Individual Sponsor
Group Manage App
Insurer

WellMetris

ZIVO BIOSCIENCE

MANAGE, PREDICT, INFLUENCE HEALTHY OUTCOMES

METABOLIC TESTING

Industrial Design/Human Factors

Funnel
Vacuum formed "Funnel" stand
Outer packaging
Sample collection stick
Contoured to auto-align
with funnel upon insertion
Test strip assembly
preassembled into
funnel
Blow molded funnel

WellMetris

ZIVO BIOSCIENCE

MANAGE, PREDICT, INFLUENCE HEALTHY OUTCOMES

METABOLIC TESTING

Industrial Design/Human Factors

Hands free carrying
Outer packaging
Transport box
Sample collection stick
Laminated cardstock or
poly sheet stock
Vacuum formed transfer
tray with test strip assembly
preassembled

WellMetris

ZIVO BIOSCIENCE

MANAGE, PREDICT, INFLUENCE HEALTHY OUTCOMES

METABOLIC TESTING

Reader Device

WellMetris
Wellness Profile Analyzer™

Validation and Demo Reader

WellMetris

ZIVO BIOSCIENCE

MANAGE, PREDICT, INFLUENCE HEALTHY OUTCOMES

METABOLIC TESTING

Reader Device

WellMetris
Wellness Profile Analyzer™

Validation and Demo Reader

Personal/Mobile Reader

WellMetris

ZIVO BIOSCIENCE

MANAGE, PREDICT, INFLUENCE HEALTHY OUTCOMES

METABOLIC TESTING

Reader Device

Common Architecture

Personal/Mobile Reader

WellMetris

ZIVO BIOSCIENCE

MANAGE, PREDICT, INFLUENCE HEALTHY OUTCOMES

METABOLIC TESTING

Reader Device

Common Architecture

Point of Care Reader

Personal/Mobile Reader

Livestock Reader

WellMetris

ZIVO BIOSCIENCE

MANAGE, PREDICT, INFLUENCE HEALTHY OUTCOMES

METABOLIC TESTING

Optimizing Health and Athleticism

Wellness Profile can be used to monitor fitness regimens and fine-tune training and diet to achieve goals quickly. Real-time, in-the-field monitoring of fat metabolization and muscle efficiency is a Gen 1.5 option uvex

WellMetris

ZIVO BIOSCIENCE

MANAGE, PREDICT, INFLUENCE HEALTHY OUTCOMES

SUMMARY

Moving Forward

WellMetris, LLC will likely fund as a private enterprise, with ZIVO holding a substantial stake

ZIVO Bioscience, Inc. hopes to fund through both lender and PIPE

- Primary Lender HEP Investments, LLC continues to support ZIVO
- $5 million funding target partially met
- Approaching strategic investors with PIPE

Both companies in a position to engage partners, licensees

WellMetris

ZIVO BIOSCIENCE

SUMMARY

Positioned for Growth

Both ZIVO and WellMetris offer credible, innovative products

- Target customers are the biggest players in their respective fields
- Every product has global implications
- Every potential market has unmet need

And, they're returning our phone calls

WellMetris

ZIVO BIOSCIENCE